Exhibit 99.1

MusclePharm Announces Appointment of Experienced Nutrition and Fitness
Executive and Investment Manager Ryan Drexler To Board of Directors

Appointment Completes Previously Announced

Separation of Duties of Chairman and CEO

Denver, CO – June 25, 2015 – MusclePharm Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically driven, performance-lifestyle sports nutrition company, today announced Ryan Drexler as its new chairman. The announcement is a part of the Company’s continued effort to institute best-in-class corporate governance practices and fulfills its commitment to separate the roles of CEO and Chairman. Mr. Drexler is an experienced investor and manages Consac, LLC, based in Beverly Hills, California. Consac, which invests in publicly traded and venture companies in the health and wellness space, has made significant investments in MusclePharm’s stock in the public market and in private transactions.

“After an extensive search for a candidate who has both financial expertise and substantial experience in the nutrition and health industries, we are pleased that Ryan Drexler has agreed to join our team,” said Brad Pyatt, CEO and Founder of MusclePharm. “His skills and experience will help us to achieve our goals and we welcome his wealth of experience as an investor and related products.”

Ryan Drexler has a long and successful history in the nutritional and fitness industries. Prior to his current position at Consac, he served as president of Country Life Vitamins. During his tenure, he developed new brands that included the BioChem family of nutrition products and led the process which resulted in the sale of Country Life to Japanese conglomerate Kikkoman Corp.

“Mr. Drexler will help position the company as it continues pursuing future growth opportunities and in providing us with the investor perspective when managing our growth.” said Mr. Pyatt.

In addition to separating the roles of CEO and Chairman, the Company has announced that it will increase the number of directors to seven, with five independent directors. Each of the directors will stand for election at the 2015 Annual Meeting of Stockholders presently scheduled for August 26, 2015. The Company also has established the position of internal auditor and completed its first Sarbanes-Oxley internal review during 2015.

About Ryan Drexler

Ryan Drexler is currently the Chief Executive Officer of Consac, LLC, a privately held firm that invests in the securities of publicly traded and venture-stage companies using proprietary capital. Previously, Mr. Drexler served as President of Country Life Vitamins, a family owned nutritional supplements and natural products company he joined in 1993. In addition, to developing strategic objectives and overseeing acquisitions for Country Life, Mr. Drexler created new brands that include the BioChem family of sports and fitness nutrition products. Mr. Drexler negotiated and led the process which resulted in the sale of Country Life in 2007 to the Japanese conglomerate Kikkoman Corp. Mr. Drexler graduated from Northeastern University, where he earned a BA in political science.

About MusclePharm

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 120 countries and available in over 45,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarterly Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof

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Investors:

Allyson Vento and Dana Gorman

Abernathy MacGregor Group

(212) 371-5999

AMV@abmac.com / DTG@abmac.com

Media:

Becky Warren

(916) 607-0129

beckywarren22@gmail.com